UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Old Dominion Drive McLean, Virginia	22101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (703) 893-7400
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

    Effective April 27, 2012, Sonabank, a Virginia state-chartered bank headquartered in McLean, Virginia (the “Bank”) and a wholly-owned subsidiary of Southern National Bancorp of Virginia, a Virginia corporation (the “Company”), acquired all of the deposits and substantially all of the assets and other liabilities of HarVest Bank of Maryland, a Maryland state-chartered bank headquartered in Gaithersburg, Maryland (“HarVest Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for HarVest Bank (the “Acquisition”).

    The Acquisition was made pursuant to the terms of a Purchase and Assumption Agreement entered into by and between the Bank and the FDIC as of April 27, 2012 (the “Purchase and Assumption Agreement”). The Acquisition included all four branch offices of HarVest Bank. The Germantown branch of HarVest Bank, which was normally open on Saturdays, opened as a branch of the Bank on Saturday, April 28, 2012, while the remaining HarVest Bank branches opened as branches of the Bank on Monday, April 30, 2012.

    As of April 27, 2012, the Bank acquired approximately $164.3 million in assets, including approximately $95 million in loans and $6.2 million in other real estate, and the Bank assumed approximately $145.5 million in deposits of HarVest Bank. The foregoing amounts are subject to customary post-closing adjustments based upon the final closing date balance sheet for HarVest Bank and will be recorded at their fair values as of the April 27, 2012 acquisition date. The Bank acquired the assets and liabilities of HarVest Bank at a $27.3 million discount and paid no premium for the right to assume the deposits of HarVest Bank.   The terms of the Purchase and Assumption Agreement provide for the FDIC to indemnify the Bank against, among other things, claims with respect to liabilities, losses and expenses (including reasonable attorney’s fees) of HarVest Bank or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims made by any shareholder of HarVest Bank or its affiliates.

    In connection with the Acquisition, there will be no loss share agreement between the FDIC and the Bank.

    Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Purchase and Assumption Agreement, together with the exhibits thereto, is filed as Exhibit 2.1 to this report, and is incorporated into this Item 1.01 by this reference.  Accordingly, the foregoing summary of the Purchase and Assumption Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

    The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 8.01.	Other Events.

    On April 27, 2012, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than July 13, 2012.

(b)	Pro forma financial information.

    To the extent that pro forma financial information is required by this Item, such information will be filed by amendment to this Current Report no later than July 13, 2012.

(d)	Exhibits.

Exhibit
Number	Description of Exhibit

2.1
Purchase and Assumption Agreement - Whole Bank - All Deposits, by and among the Federal Deposit Insurance Corporation, as Receiver of HarVest Bank of Maryland, Gaithersburg, Maryland, the Federal Deposit Insurance Corporation and Sonabank, dated as of April 27, 2012.

99.1	Press Release dated April 27, 2012, announcing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: May 3, 2012	By:	/s/ William H. Lagos
William H. Lagos
Sr. Vice President and Chief Financial Officer

4